UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2019 (September 6, 2019)

SAExploration Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35471	27-4867100
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

1160 Dairy Ashford Rd., Suite 160, Houston, Texas 77079

(Address of principal executive offices) (Zip Code)

(281) 258-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	SAEX	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

Forbearance Agreements

On September 23, 2019, SAExploration Holdings, Inc. (the “Company”) and certain subsidiaries of the Company entered into a series of forbearance agreements with:

•

certain lenders (the “ABL Forbearing Parties”) of approximately $20.5 million in aggregate principal amount (representing approximately 93% of the outstanding principal amount) of the loans under the Third Amended and Restated Credit and Security Agreement (as amended, the “ABL Agreement”), dated as of September 26, 2018, by and among SAExploration Inc., a subsidiary of the Company (the “Borrower”), as the borrower, the Company, the other Guarantors from time to time party thereto, the Lenders from time to time party thereto, and Cantor Fitzgerald Securities, as the agent (the “ABL Forbearance Agreement”);

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certain lenders (the “Term Loan Forbearing Parties”) of at least 67% of the outstanding principal amount of the term loans under the Term Loan and Security Agreement (as amended, the “Term Loan Agreement”), dated as of June 29, 2016, by and among the Company, as the borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto, and Delaware Trust Company, as the Collateral Agent and as the Administrative Agent (the “Term Loan Forbearance Agreement”); and

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certain holders (the “Notes Forbearing Parties” and together with the Term Loan Forbearing Parties and the ABL Forbearing Parties, the “Forbearing Parties”) of at least 90% of the outstanding principal amount of the Company’s 6.00% Senior Secured Convertible Notes due 2023 (the “Convertible Notes”) issued pursuant to the indenture (as amended, the “Convertible Notes Indenture” and, together with the Term Loan Agreement and the ABL Agreement, the “Debt Instruments”), dated as of September 26, 2018, by and among the Company, the guarantors party thereto and Wilmington Savings Fund Society, FSB, as trustee and collateral trustee (the “Convertible Notes Forbearance Agreement” and together with the Term Loan Forbearance Agreement and the ABL Forbearance Agreement, the “Forbearance Agreements”).

As disclosed in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on August 16, 2019 and August 22, 2019, certain events of default have occurred under each of the Debt Instruments.

Pursuant to the Forbearance Agreements, however, the Forbearing Parties have agreed to refrain from exercising their rights and remedies under the Debt Instruments and applicable law with respect to these existing defaults and other events of default that have occurred and other potential defaults or events of default that may occur as further specified in the Forbearance Agreements until 5:00 p.m. (New York City time) on the earlier of (a) November 30, 2019 and (b) the date the Forbearance Agreements otherwise terminate in accordance with their terms.

In addition, pursuant to the ABL Forbearance Agreement, the parties thereto have agreed to an amendment to the ABL Agreement, on the terms substantially as set forth in an exhibit to the ABL Forbearance Agreement (the “ABL Amendment”), and have agreed to use commercially reasonable efforts to promptly execute and deliver the ABL Amendment and cause the effectiveness thereof to occur and for the subsequent advances in the amount of $8 million (collectively, the “Advance”) to be funded under the ABL Agreement by no later than September 27, 2019, in accordance with the ABL Amendment. The ABL Amendment will amend the ABL Agreement to, among other things, (i) allow for the Advance to the Borrower and (ii) make certain other modifications to the ABL Agreement. Upon the effectiveness of the ABL Amendment, the Borrower expects to borrow the Advance and to repay in full the $7 million principal balance of its 10% Senior Notes due 2019, with the remainder to be used for additional working capital.

The foregoing description of the Forbearance Agreements is a summary only and is qualified in its entirety by reference to the complete text of (i) the ABL Forbearance Agreement, attached as Exhibit 10.1 hereto, (ii) the Term Loan Forbearance Agreement, attached as Exhibit 10.2 hereto, and (iii) the Convertible Notes Forbearance Agreement, attached as Exhibit 10.3 hereto, each incorporated herein by reference.

Item 8.01 Other Events.

Ongoing Discussions

The Company is continuing its discussions with the Forbearing Parties regarding a waiver of the events of default specified in the Forbearance Agreements. The Forbearing Parties constitute the required percentage of holders to agree to any waivers or amendments to the relevant Debt Instrument. The Company expects that the Forbearance Agreements and the consummation of the ABL Amendment will allow these discussions to continue while the Company works to complete the restatement of its financial statements, as disclosed in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on August 16, 2019, and August 22, 2019. The Company cannot make any assurances regarding the timing of the restatement or whether the Company will be successful in receiving the requested waivers. If the Company is not successful in these efforts, it would likely have a material adverse effect on the Company’s business, financial condition and results of operations.

Derivative Lawsuit

On September 6, 2019, a purported stockholder, M. Shane Hamilton (the “Plaintiff”), filed a stockholder derivative lawsuit on behalf of the Company against certain former and current executive officers and directors of the Company named therein (the “Defendants”) in the U.S. District Court for the District of Delaware captioned M. Shane Hamilton, derivatively on behalf of SAExploration Holdings, Inc., v. Jeff Hastings, Brian Beatty, Brent Whiteley, L. Melvin Cooper, Gary Dalton, Michael Faust, Alan B. Menkes and Jacob Mercer. The derivative complaint generally alleges (i) breaches by the Defendants of their fiduciary duties as directors and/or officers of the Company, (ii) unjust enrichment, (iii) waste of corporate assets and (iv) violations of Section 14(a) of the Securities Exchange Act of 1934. The derivative complaint seeks, among other things, relief (i) directing the Company and the Defendants to take actions to reform and improve the Company’s corporate governance and internal procedures, (ii) awarding the Company restitution from the Defendants, and (iii) awarding the Plaintiff’s costs and attorneys’ and experts’ fees.

Forward-looking Statements

Except for statements of historical fact, the matters discussed herein are “forward-looking statements” within the meaning of the applicable U.S. federal securities laws. The words “may,” “possible,” “estimates”, “expects,” “believes” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements, including statements regarding the possible impact of the matters summarized in this Form 8-K, may or may not be realized, and differences between estimated results and those actually realized may be material.

Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, risks relating to the following known and unknown things:

•	risks relating to the time it will take the Company to complete the previously announced restatement of its financial statements and remediate the related material weaknesses;

•	the impact of the restatement and conclusion of the Company regarding the effectiveness of its internal controls and disclosure controls and procedures, among other things;

•	additional risks may arise in the process of completing the restatement and related disclosures to be revised that are not knowable today;

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risks related to the Company’s debt agreements and events of default described above, including the risks that the holders of the debt do not provide waivers of the events of default and seek to accelerate the maturity date of the applicable debt and exercise other remedies, such as foreclosure, among other things;

•	the Company is not successful in consummating the ABL Amendment and in refinancing or otherwise addressing the maturity date of its 10% Senior Notes due 2019, which mature on September 24, 2019;

•	risks arising from the holders of the Company’s debt taking other actions against the Company, including by seeking a bankruptcy filing;

•	the potential need for the Company itself to seek bankruptcy protection;

•	costs and outcomes of pending and future litigation;

•	the impact that the disclosure in this Form 8-K, as well as possible future filings and disclosures may have on the Company’s business, including customers, employees and others;

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the time and expense required to complete the restatement, revised disclosures, respond to the SEC and for the Company to complete its own investigation, which expenses are likely to be material and are likely to have a material adverse impact on the Company’s cash balance, cash flow and liquidity; and

•	other risks described more fully in the Company’s filings with the SEC that relate to matters not covered in this Form 8-K.

Each of these risks, and the known and unknown consequences of these risks, could have a material negative impact on the Company, its business and prospects. As of the date of this Form 8-K, the Company cannot make any assurances regarding the impact or outcome of these risks. Forward-looking statements reflect the views of the Company as of the date hereof. The Company does not undertake to revise these statements to reflect subsequent developments, other than in compliance with U.S. federal securities laws and the Company’s determination that any such revised disclosure is necessary or advisable to do.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Forbearance Agreement, dated as of September 23, 2019, among SAExploration, Inc., SAExploration Holdings, Inc., the other loan parties party thereto and the lenders party thereto.

10.2	Forbearance Agreement, dated as of September 23, 2019, among SAExploration Holdings, Inc., the other loan parties party thereto and the lenders party thereto.

10.3	Forbearance Agreement, dated as of September 23, 2019, among SAExploration Holdings, Inc. and the holders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAExploration Holdings, Inc.

Date: September 23, 2019	By:	/s/ Kevin Hubbard
Name: Kevin Hubbard
Title: Interim Chief Financial Officer